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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                   PURSUANT TO SECTION 12, 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 24, 2001

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                              WESTECH CAPITAL CORP.
             (Exact name of Registrant as specified in its Charter)

                       DELAWARE                      33-37534-NY                   13-3577716
                       --------                      -----------                   ----------
             (State or other jurisdiction     (Commission file number)   (I.R.S. Employer Identification
           of incorporation or organization)                                         Number)

         2700 Via Fortuna, Suite 400,
                  Austin, Texas                                                       78746
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         (Address of principal executive offices)                                   (Zip Code)


       Registrant's telephone number, including area code: (512) 306-8222





                                 Not Applicable
          (Former name or former address, if changed since last report)



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ITEM 5.           OTHER EVENTS.

         Pursuant to a written consent, dated August 24, 2001, the Board of Directors (the "Board") of Westech Capital Corp., a Delaware corporation (the "Company"), among other things, accepted the shares (the "Tendered Shares") of common stock, no par value per share, of Tejas Securities Group, Inc., a Texas corporation ("Tejas"), tendered by shareholders of Tejas pursuant to an offer by the Company (the "Exchange Offer"). In accordance with the Exchange Offer, the Company exchanged .24825 shares of the Company's common stock, par value $0.001 per share (the "Westech Common Stock"), for each Tendered Share. As a result, the Company issued a total of 245,887 shares of Westech Common Stock and now effectively owns 100% of Tejas. No fractional shares were issued in connection with the Exchange Offer, as the Company issued cash in lieu of any fractional shares.






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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 24, 2001                      WESTECH CAPITAL CORP.


                                     By:  /s/ Kurt J. Rechner
                                          --------------------------------------
                                          Kurt J. Rechner
                                          Treasurer and Chief Financial Officer



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